Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 04/07/2023 08:38 AM
Original ID: 2010-000590508
Amendment ID: 2023-004111943

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

Mike The Pike Productions, Inc.

2. Article number(s) 5. is amended as follows:
***See checklist below for article number information.**

The authorized shares shall be 5,100,000,000 shares of which 5,000,000,000 are Common shares and 100,000,000 Preferred A shares with 1,000 to 1 voting and conversion rights. Both common and preferred have par value $0.001

RECEIVED
MAR 29 2023
WYOMING
SECRETARY OF STATE

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 03/24/2023
(Date – mm/dd/yyyy)

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: Robin Jones
(May be executed by Chairman of Board, President or another of its officers.)

Date: 03/27/2023
(mm/dd/yyyy)

Print Name: Robin Jones

Contact Person: Robin Jones

Title: Authorized Individual

Daytime Phone Number: (307) 200-2803

Email: support@registeredagentsinc.com

***(An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

- ☐ ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ **Processing time is up to 15 business days** following the date of receipt in our office.
- ☐ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- ☐ Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- ☐ Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**